UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On February 21, 2007, Ellen Futter advised Viacom Inc. of her decision to resign as a member of the Board of Directors, effective April 12, 2007.

(d)          On February 21, 2007, the Board of Directors of Viacom Inc. elected Blythe J. McGarvie as an independent member of the Board of Directors, effective April 12, 2007. Ms. McGarvie will serve on the Audit Committee, and the Board has determined that she qualifies as an “Audit Committee Financial Expert,” as that term is defined under the securities laws. William Schwartz will leave the Audit Committee in connection with Ms. McGarvie’s appointment.

Taking into account both actions, the number of directors serving on Viacom’s Board of Directors remains at 11.

Ms. McGarvie will be compensated in accordance with Viacom’s arrangements for compensation of outside directors, a summary of which is filed as Exhibit 10.7 to Viacom’s Form 10-K for the fiscal year ended December 31, 2005 and which is incorporated herein by reference in its entirety.

A copy of the press release announcing Ms. McGarvie’s election is attached hereto as Exhibit 99 and is incorporated herein by reference in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.	The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit
99	Press release dated February 21, 2007 announcing the election of Blythe J. McGarvie to the Viacom Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:	February 21, 2007

Exhibit Index

Exhibit No.	Description of Exhibit
99	Press release dated February 21, 2007 announcing the election of Blythe J. McGarvie to the Viacom Board of Directors.